Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 3 to Form F-1, of our report, relating to the consolidated financial statements of Hong Kong Pharma Digital Technology Holdings Limited and subsidiaries dated August 21, 2024, except for the subsequent event described in Note 31 and the effects of the resulting retrospective adjustments, of which the date is October 29, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ OneStop Assurance PAC

Singapore

December 10, 2024